UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688		47-1308512
(Commission File Number)		(IRS Employer Identification Number)

225 South Main Avenue		57104
Sioux Falls,	South Dakota
(Address of principal executive offices)		(Zip Code)
(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GWB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2020, as a result of organizational realignments at both the Company and our Bank, Tim Kintner has transitioned out of his role as an executive officer of the Company, but continues on in his role as the Executive Vice President and Regional President for the South Dakota market of our Bank. Mr. Kintner also oversees retail and marketing for our Bank.

Mr. Kintner's Change in Control Agreement entered into on February 22, 2018 and referenced in the 8-K the Company filed on February 26, 2018, will remain unchanged and in full force and effect. Mr. Kintner shall continue to be paid the same salary and compensation. There are no disagreements between the Company and Mr. Kintner on any matter related to the Company's operations, policies or practices.

Item 5.07.  Submission of Matters to a Vote of Security Holders; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Great Western Bancorp, Inc., (the “Company”) held its 2020 Annual Meeting of Stockholders on February 4, 2020. Three items of business were considered by the Company's stockholders at the meeting:

•The election of Frances Grieb, James Israel and Stephen Lacy to serve as directors of the Company for three year terms and until their successors are duly elected and qualified;

•An advisory vote to approve the Company's executive compensation as described in the Annual Meeting Proxy Statement; and

•Ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2020. The results of the vote at the meeting were as follows:

Proposal No. 1—Election of Directors—Stockholders elected the three nominees named in the Proxy Statement.

Name	Votes For	Withheld	Broker Non Votes
Frances Grieb	52,420,556	267,628	1,108,463
James Israel	52,423,474	264,710	1,108,463
Stephen Lacy	51,930,226	757,958	1,108,463

Proposal No. 2—To adopt a non-binding resolution to approve the compensation of the Company's named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,763,982	894,917	29,285	1,108,463

Proposal No. 3—Stockholder Ratification of Independent Registered Public Accounting Firm—Stockholders Ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending September 30, 2020.

Votes For	Votes Against	Abstentions
53,465,293	316,748	14,606

Item 8.01.  Other Events.

Appointment of Chairperson, Lead Independent Director, Committee Members, and Committee Chairs

On February 5, 2020, effective immediately, the Board of Directors (the "Board") appointed CEO of the Company Ken Karels as Chairperson of the Board until October 2, 2020, his retirement date, Thomas Henning as Lead Independent Director, and the following committee memberships and chairpersons:

•Audit Committee: Francis Grieb (Chairperson), James Brannen and James Israel. All Audit Committee members qualify as a "Financial Expert" as defined by Regulation S-K Item 407.

•Compensation Committee: Daniel Rykhus (Chairperson), James Spies and Stephen Lacy.

•Governance Committee: Stephen Lacy (Chairperson), Daniel Rykhus and James Spies.

•Risk Committee: James Brannen (Chairperson), Thomas Henning, Frances Grieb and James Israel.

•Executive Committee: Thomas Henning (Chairperson), Ken Karels and Daniel Rykhus.

All of the above named directors, except Ken Karels, CEO of the Company, satisfy the independence standards set forth in Section 303A of the NYSE Listed Company Manual and have no material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and are independent within the meaning of Rule 10A-3 of the Exchange Act.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: February 5, 2020	By: /s/ Donald J. Straka
Name: Donald J. Straka
Title: Corporate Secretary and General Counsel